Exhibit 99.1

News Release

www.nortel.com

FOR IMMEDIATE RELEASE	December 15, 2008

For more information:

Media Jay Barta (972) 685-2381 jbarta@nortel.com	Media Mohammed Nakhooda (905) 863-7407 mohammna@nortel.com	Investors (888) 901-7286 (905) 863-6049 investor@nortel.com

Nortel Receives Waiver from Export Development Canada

TORONTO - Nortel* Networks Corporation (“Nortel”) [NYSE/TSX: NT] today announced that its principal operating subsidiary Nortel Networks Limited (“NNL”) has obtained a 30 day waiver from Export Development Canada (“EDC”) to permit continued access by NNL to its EDC performance-related support facility (“EDC Support Facility”). The waiver applies to EDC’s right under the facility to suspend or terminate support resulting from today’s downgrade by Moody’s of Nortel’s corporate family rating to Caa2. EDC and Nortel intend to work together over the next 30 days to potentially put in place a permanent waiver.

As disclosed in our third quarter report on Form 10-Q the EDC Support Facility provides for up to US$300 million of committed support and US$450 million of uncommitted support and as of September 30 2008 there was approximately US$190 million of outstanding support under this facility.

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About Nortel

Nortel is a recognized leader in delivering communications capabilities that make the promise of Business Made Simple a reality for our customers. Our next generation technologies, for both service provider and enterprise networks, support multimedia and business critical applications. Nortel’s technologies are designed to help eliminate today’s barriers to efficiency, speed and performance by simplifying networks and connecting people to the information they need, when they need it. Nortel does business in more than 150 countries around the world. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain statements in this press release may contain words such as “could”, “expects”, “may”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. Further, actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following (i) risks and uncertainties relating to Nortel’s business including: the sustained and expanding economic downturn and deteriorating market conditions and resulting negative impact on Nortel’s business, results of operations and financial position and its ability to accurately forecast its results and cash position; the implementation and success of Nortel’s revised operating model and continuing comprehensive review of its business; ability to divest the MEN business; significant competition, competitive pricing practices, cautious capital spending by customers as a result of factors including current economic uncertainties, industry consolidation, rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles, and other trends and industry characteristics affecting the telecommunications industry; any material, adverse affects on Nortel’s performance if its expectations regarding market demand for particular products prove to be wrong; the sufficiency of recently announced restructuring actions and further restructuring and cost reduction initiatives; any negative developments associated with Nortel’s suppliers and contract manufacturers including our reliance on certain suppliers for key optical networking solutions components and on one supplier for most of its manufacturing and design functions, potential penalties, damages or cancelled customer contracts from failure to meet contractual obligations including delivery and installation deadlines and any defects or errors in Nortel’s current or planned products; fluctuations in foreign currency exchange rates; potential higher operational and financial risks associated with Nortel’s efforts to expand internationally; potential additional valuation allowances for all or a portion of Nortel’s deferred tax assets if market conditions continue to deteriorate or future results of operations are less than expected; a failure to protect Nortel’s intellectual property rights, or any adverse judgments or settlements arising out of disputes regarding intellectual property; failure to maintain integrity of Nortel’s information systems; changes in regulation of the Internet or other regulatory changes; any failure to successfully operate or integrate strategic acquisitions, or failure to consummate or succeed with strategic alliances; Nortel’s potential inability to attract or retain the personnel necessary to achieve its business objectives or to maintain an effective risk management strategy; (ii) risks and uncertainties relating to Nortel’s liquidity, financing arrangements and capital including: any negative effect on Nortel’s liquidity resulting from the sustained and expanding economic downturn and volatility in the financial, foreign exchange and credit markets and from the announcements in this press release; any inability of Nortel to manage cash flow fluctuations to fund working capital requirements or achieve its business objectives in a timely manner or obtain additional sources of funding; high levels of debt; limitations on Nortel capitalizing on business opportunities because of senior notes covenants, or on issuing new secured or unsecured debt pursuant to the provisions of indentures governing certain of Nortel’s public debt issues; Nortel’s below investment grade credit rating and specifically no assurance that Nortel will obtain an extension to the December 15 2008 waiver from EDC of its right to suspend or terminate the EDC Support Facility resulting from the Moody’s downgrade of NNL long term debt on same date; any increase of restricted cash requirements for Nortel if it is unable to secure alternative support for obligations arising from certain normal course business activities; any inability of Nortel’s subsidiaries to provide it with sufficient funding and any limitation of regional and other factors on Nortel’s ability to freely deploy its cash resources throughout the company; any need to make larger defined benefit plan contributions in the future or exposure to customer credit risks or inability of customers to fulfill payment obligations under customer financing arrangements; or any negative impact on Nortel’s ability to make future acquisitions, raise capital, maintain the listing of any of Nortel’s securities on a stock exchange including curing the NYSE continued listing standard deficiency, issue debt and retain employees arising from stock price volatility and any declines in the market price of Nortel’s publicly traded securities; and (iii) risks and uncertainties relating to Nortel’s prior restatements and related matters including: potential legal judgments, fines, penalties or settlements related to the ongoing criminal investigation of Nortel in the U.S.; or any significant pending or future civil litigation actions not encompassed by Nortel’s class action settlement. For additional information with respect to certain of these and other factors, see Nortel’s Annual Report on Form 10-K and other securities filings with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*	Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.